                                                                    EXHIBIT 4.14


                                                                  EXECUTION COPY





                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 13, 1996

                                     among

                           TRANSTEXAS GAS CORPORATION

                                      and

                  [THE PURCHASERS WHO ARE SIGNATORIES HERETO]

                            --------------------

              13 1/4% Series A Senior Subordinated Notes due 2003

                               TABLE OF CONTENTS

                                                                            Page
       SECTION 1.  Definitions  . . . . . . . . . . . . . . . . . . . . . . .  1

       SECTION 2.  Registered Exchange Offer  . . . . . . . . . . . . . . . .  5

       SECTION 3.  Shelf Registration   . . . . . . . . . . . . . . . . . . .  7

       SECTION 4.  Additional Interest for Illiquidity  . . . . . . . . . . .  8

       SECTION 5.  Hold-Back Agreements   . . . . . . . . . . . . . . . . . .  9

       SECTION 6.  Registration Procedures.   . . . . . . . . . . . . . . . . 10

       SECTION 7.  Registration Expenses.     . . . . . . . . . . . . . . . . 16

       SECTION 8.  Indemnification.   . . . . . . . . . . . . . . . . . . . . 17

       SECTION 9.  Rules 144 and 144A   . . . . . . . . . . . . . . . . . . . 21

       SECTION 10.  Underwritten Registrations  . . . . . . . . . . . . . . . 21

       SECTION 11.  Miscellaneous   . . . . . . . . . . . . . . . . . . . . . 21

       This REGISTRATION RIGHTS AGREEMENT dated as of December 13, 1996, among TransTexas Gas Corporation (the "Company") and the persons listed as purchasers on the signatures pages hereof (the "Purchasers"), is made pursuant to the separate but identical Note Purchase Agreements dated as of the date hereof between the Company and each of the Purchasers (said separate but identical Note Purchase Agreements being hereinafter referred to collectively as the "Note Purchase Agreement"), pursuant to which the Company will issue and sell its 13 1/4% Senior Subordinated Notes due 2003 in an aggregate original principal amount of $100,000,000 (the "Notes"). In order to induce the Purchasers to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Registration Rights Agreement. The execution of this Registration Rights Agreement is a condition to the issuance and sale of the Notes pursuant to the Note Purchase Agreement.

       The parties hereby agree as follows:

       SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Note Purchase Agreement or, if not set forth therein, set forth in the Indenture. Notwithstanding the preceding sentence, as used in this Agreement, the following terms shall have the following meanings:

       "Advice" shall have the meaning set forth in the last paragraph of
Section 6.

       "Affiliate" of any specified person shall mean any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 2, an "Affiliate" of the Company shall mean and include, in addition, any Person deemed an affiliate thereof under the Securities Act or the Exchange Act in connection with the Registered Exchange Offer.

       "Consummated" shall mean, when used with reference to a Registered Exchange Offer, the point at which a Registered Exchange Offer has been made in accordance with this Agreement and, to the extent accepted, Exchange Notes have been issued in exchange for Registrable Notes.

       "Consummation Date" shall mean the date which is 30 days (or, if longer, the period during which the Company is required under applicable federal and state securities laws to keep the Registered Exchange Offer open) after the Effectiveness Date.

       "Cure Date" shall have the meaning set forth in Section 4(a).

       "Effectiveness Date" shall mean the date which is 120 days after the Closing Date.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Exchange Notes" shall mean the Notes received in the Registered Exchange Offer for the Notes purchased pursuant to the Note Purchase Agreement.

       "Exchange Period" shall have the meaning set forth in Section 2(a).

       "Filing Date" shall mean the date which is 45 days after the Closing
Date.

       A "Holder" of notes shall mean the registered holder or any beneficial owner of such notes.

       "Illiquidity Event" with respect to any Registrable Notes shall mean any of the following events:

              (i) as of the Effectiveness Date (which shall be deemed the date such Illiquidity Event occurs), the Exchange Notes offered in exchange for such Registrable Notes are not the subject of a Registration Statement for a Registered Exchange Offer which has become effective (and which, if applicable pursuant to Section 2(a), covers resales of such Exchange Notes) and as of such date such Registrable Notes are not the subject of an Initial Shelf Registration which has become effective;

              (ii) as of the Consummation Date (which shall be deemed the date such Illiquidity Event occurs), a Registered Exchange Offer for such Registrable Notes has not been Consummated (excluding the consummation of any resales covered by the Registration Statement for such Registered Exchange Offer) and as of such date such Registrable Notes are not the subject of an Initial Shelf Registration which has become effective;

              (iii) the Exchange Notes offered in exchange for such Registrable Notes are the subject of a Registration Statement for a Registered Exchange Offer which was effective (and which, if applicable pursuant to Section 2(a), covers resales of such Exchange Notes) but which ceased to be effective for any reason as of any date (which shall be deemed the date such Illiquidity Event occurs) prior to the end of the Exchange Period; or

              (iv) such Registrable Notes are the subject of an Initial Shelf Registration or Subsequent Shelf Registration which was effective but which has ceased to be effective for any reason (other than because all such Registrable Notes have been sold) as of any date (which shall be deemed the date such Illiquidity Event occurs) prior to the end of the Effectiveness Period, unless there is an effective Subsequent Shelf Registration in respect of such Registrable Notes.

       An Illiquidity Event with respect to any Registrable Notes shall be deemed to cease to exist on the date subsequent to the occurrence of such Illiquidity Event on which:

              (w) either a Registration Statement for a Registered Exchange Offer for such Registrable Notes (which, if applicable pursuant to Section 2(a), covers resales of the Exchange Notes exchanged for such Registrable Notes) or an Initial Shelf Registration covering such Registrable Notes shall become effective, in the case of an Illiquidity Event described in clause (i) above;

              (x) a Registered Exchange Offer for such Registrable Notes shall have been Consummated (excluding the consummation of any resales covered by the Registration Statement for such Registered Exchange Offer) or an initial Shelf Registration covering such Registrable Notes shall become effective, in the case of an Illiquidity Event described in clause (ii) above;

              (y) either a Registration Statement for a Registered Exchange Offer for such Registrable Notes or an Initial Shelf Registration covering such Registrable Notes shall become effective, in the case of an Illiquidity Event described in clause (iii) above; or

              (z) a Subsequent Shelf Registration covering such Registrable Notes shall become effective, in the case of an Illiquidity Event described in clause (iv) above.

       The term "including" means including, without limitation, whether or not expressly so limited.

       "Indemnified Holder" shall have the meaning set forth in Section 8(a).

       The term "indemnified party" and "indemnifying party" shall have the respective meanings set forth in Section 8(c).

       "Indenture" shall mean the Indenture dated as of [                   ],
between the Company and [                           ], as trustee, pursuant to
which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

       "Initial Shelf Registration" shall have the meaning set forth in Section 3(a).

       "Inspectors" shall have the meaning set forth in Section 6(p).

       "Losses" shall have the meaning set forth in Section 8(a).

       "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

       "NASD" shall mean the National Association of Securities Dealers, Inc.

       "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

       "Notes" shall mean the 13 1/4% Series A or Series B Senior Subordinated Notes due 2003 of the Company purchased pursuant to the Note Purchase Agreement or received pursuant to the Registered Exchange Offer, respectively.

       "Person" shall mean an individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other entity.

       "Proceeding" shall have the meaning set forth in Section 8(c).

       "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

       "Purchasers" shall mean those persons listed as purchasers of the Notes on the signature pages hereof.

       "Registered Exchange Offer" shall have the meaning set forth in Section 2(a).

       "Registrable Notes" shall mean the Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Note, (i) a Registration Statement covering such Note, or the Exchange Note to be exchanged for such Note, has been declared effective and such Note has been disposed of or exchanged (or, in any case where such Registration Statement covers the resale of such Note, such Note has been exchanged and the Exchange Note received therefor has been resold), as case may be, in accordance with such effective Registration Statement, (ii) it is sold in compliance with Rule 144,
(iii) it shall have been otherwise transferred and a new certificate for any such Note not bearing a legend restricting further transfer shall have been delivered by the Company or (iv) it ceases to be outstanding.

       "Registration Statement" shall mean any registration statement of the Company that covers any of the Registrable Notes or the Exchange Notes, as the case may be, pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement. For purposes of the foregoing, unless the context requires otherwise, a Registration Statement for a Registered Exchange Offer shall not be deemed to cover Exchange Notes issued in exchange for Registrable Notes held by a Restricted Person unless such Registration Statement covers the resale of such Exchange Notes by such Restricted Person.

       "Restricted Person" shall mean any Affiliate of the Company or any broker dealer or any Affiliate thereof, in each case which is an original purchaser of Notes.

       "Rule 144" and "Rule 144A" shall mean, respectively, Rule 144 and Rule 144A promulgated under the Securities Act, as such rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

       "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as such rule may be amended form time to time, or any similar rule or regulation hereafter adopted by the SEC.

       "SEC" shall mean the Securities and Exchange Commission.

       "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

       "Shelf Notice" shall have the meaning set forth in Section 2(b).

       "Shelf Registration" shall have the meaning set forth in Section 3(b).

       "Special Counsel" shall mean Ropes & Gray, special counsel to the Purchasers, or any other special counsel to the Holders of Registrable Notes or Exchange Notes.

       "Subsequent Shelf Registration" shall have the meaning set forth in
Section 3(b).

       "TIA" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

       The term "underwritten registration or underwritten offering" shall mean a registration in which securities are sold to an underwriter for reoffering to the public.

       SECTION 2.    Registered Exchange Offer.

       (a) The Company shall use its best efforts to file with the SEC on or prior to the Filing Date a Registration Statement for an offer to exchange (a "Registered Exchange Offer") any and all of the Registrable Notes (subject to
Section 2(c)) for a like aggregate principal amount of Notes which are in all material respects identical to the Registrable Notes (the

"Exchange Notes") and which are entitled to the benefits of a trust indenture which is in all material respects identical to the Indenture and which has been qualified under the TIA) except that they have been registered pursuant to an effective Registration Statement under the Securities Act. The Registered Exchange Offer shall be registered under the Securities Act on the appropriate form of Registration Statement and duly registered or qualified under applicable blue sky or state securities law and shall comply with all applicable tender offer rules and regulations under the Exchange Act and with all other applicable laws. Subject to section 2(c), such Registration Statement shall also cover any resales of Exchange Notes by any Restricted Person.

       The Company shall use its best efforts (i) to cause the Registration Statement covering the Registered Exchange Offer to become effective under the Securities Act on or prior to the Effectiveness Date, (ii) to keep the Registered Exchange Offer open for a period of not less than the period required under applicable federal and state securities laws (provided; that in no event shall such period be less than 30 days), (iii) to maintain such Registration Statement continuously effective for a period (the "Exchange Period") of not less than the longer of (A) the period until the consummation of the Registered Exchange Offer and (B) the period of up to 180 days, subject to extension pursuant to the last paragraph of Section 6, ending when any resales of Exchange Notes covered by such Registration Statement have been made, (iv) to consummate the Registered Exchange Offer prior to the Consummation Date and (v) to deliver to the Registrar under the Indenture for cancellation an amount of Notes having the same aggregate principal amount as the aggregate principal amount of Notes exchanged by Holders thereof for Exchange Notes pursuant to the Registered Exchange Offer.

       Each of the Purchasers (other than any Restricted Person) represents, and each Holder of the Registrable Notes to be exchanged in the Registered Exchange Offer (other than any Restricted Person) shall be required to represent, that any Exchange Notes to be received by it shall be acquired in the ordinary course of its business and that at the time of the consummation of the Registered Exchange Offer it shall have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Upon consummation of a Registered Exchange Offer in accordance with this Section 2 and compliance with the other provisions of this
Section 2, the Company shall, subject to Sections 2(b) and 2(c), have no further obligation to register Registrable Notes pursuant to Section 3 of this Agreement; provided, that the other provisions of this Agreement shall continue to apply as set forth in such provisions.

       (b) In the event that the Company reasonably determines in good faith and after conferring with counsel that (i) the Exchange Notes would not, upon receipt in the Registered Exchange Offer by any Holder of Registrable Notes (other than any Restricted Person), be tradeable by each Holder thereof without restriction under the Securities Act and the Exchange Act and without material restriction under applicable blue sky or state securities laws, (ii) the SEC is unlikely to permit the Registration Statement covering the Registered Exchange Offer to become effective prior to the Effectiveness Date (except in the circumstances set forth in clause (c)(i)(B) of this Section 2) or (iii) the Registered Exchange Offer may not be made in compliance with applicable laws, then the Company shall promptly deliver notice thereof (the "Shelf Notice") to the Holders of Registrable Notes and the Trustee and shall thereafter file an Initial Shelf Registration pursuant to, and otherwise comply with, the provisions of Section 3. Following the delivery of a Shelf Notice in accordance with this Section 2(b) and compliance with Section 3, the Company shall not have any further obligation under this Section 2.

       (c) In the event that the Company reasonably determines in good faith and after conferring with counsel that (i)(A) the Exchange Notes would not, upon consummation of any resale thereof by a Restricted Person to any Person other than another Restricted Person, be tradeable by each Holder thereof without restriction under the Securities Act and the Exchange Act and without material restriction under applicable blue sky or state securities laws, or (B) the SEC is unlikely to permit the Registration Statement covering the Registered Exchange Offer to become effective prior to the Effectiveness Date solely because such Registration Statement covers resales of the Exchange Notes by Restricted Persons, then the Company shall promptly deliver a Shelf Notice to the Restricted Persons who are Holders of Registrable Notes and the Trustee and the Company shall thereafter file an Initial Shelf Registration pursuant to, and otherwise comply with, the provisions of Section 3; provided; that such Initial Shelf Registration need only cover resales of Registrable Notes by Restricted Persons if a Shelf Notice is not then otherwise required to be delivered pursuant to Section 2(b). Following the delivery of a Shelf Notice in accordance with this Section 2(c) and compliance with Section 3, the Company shall not have any further obligation under this Section 2 with respect to the filing of an offer to exchange the Registrable Notes held by Restricted Persons (including, without limitation, any obligation to provide that a Registration Statement filed pursuant to Section 2(a) cover resales of Exchange Notes by Restricted Persons).

       SECTION 3. Shelf Registration. If a Shelf Notice is delivered in accordance with Section 2(b) or (c) then the Company shall comply with the following provisions of this Section 3:

       (a) Initial Shelf Registration. The Company shall use its best efforts to prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (or, if a Shelf Notice is delivered solely pursuant to Section 2(c), all of the Registrable Notes held by any Restricted Persons) (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by the Holders thereof in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). No securities (other than Registrable Notes) shall be included in the Initial Shelf Registration or any Subsequent Shelf Registration without the consent of the Holders of a majority in aggregate principal amount of the Notes covered thereby. The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act for a period of two years (subject to extension pursuant to the last paragraph of Section 6) (the "Effectiveness Period") after the Effectiveness Date, or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold or (ii) a Subsequent Shelf Registration covering all of such Registrable Notes remaining unsold has been declared effective under the Securities Act.

       (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period after the Effectiveness Date (other than because of the sale of all of the Registrable Notes covered thereby), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 60 days of such cessation of effectiveness amend such Initial Shelf Registration or Subsequent Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of such Registrable Notes remaining unsold (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period after the date of such effectiveness equal in length to the length of the Effectiveness Period, less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously effective. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

       (c) Supplements and Amendments. The Company shall supplement and amend the Shelf Registration if (i) required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, (ii) otherwise required by the Securities Act or (iii) reasonably requested by the Holders of a majority in aggregate principal amount of the Notes covered by such Registration Statement or by any underwriter of such Notes

       (d) Selection of Underwriters. If at any time or from time to time any of the Holders of the Registrable Notes included in any Shelf Registration desire to sell Registrable Notes in an underwritten offering, the Managing Underwriters shall be selected by the Holders of a majority in aggregate principal amount of the Notes included in such offering; provided that such Managing Underwriters shall be reasonably satisfactory to the Company.

       SECTION 4.    Additional Interest for Illiquidity.

       (a) The Company acknowledges and agrees that the Purchasers (and any subsequent Holders of the Notes) have acquired the Notes in reliance on the Company's covenant to cause a Registration Statement for the Registered Exchange Offer or an Initial Shelf Registration to become effective on or prior to the Effectiveness Date and to maintain the effectiveness thereof as described herein, and that the failure of the Company to fulfill such covenant will have an adverse effect on the Holders of the Notes. Therefore, the Company agrees that in the event an Illiquidity Event with respect to any Registrable Notes shall occur and be continuing, interest (in addition to the interest set forth in paragraph 1 of the Notes) shall accrue with respect to Notes which are then included in such Registrable Notes, until such time as such Illiquidity Event shall cease to exist (and provided no other Illiquidity Event with respect to such Registrable Notes shall then be continuing), at the rate of one percent (1.00%) per annum, which additional interest shall be payable by the Company to the Holders of such Notes at the times, in the manner and subject to the same terms and conditions as set forth in the Indenture, as nearly as may be, as though the interest rate provided in paragraph 1 of the Notes had been increased by one percent (1.00%) per annum. Any such additional interest accrued on such Notes but unpaid on the date on which such interest ceases to accrue (the "Cure Date") shall be due and payable on the next Interest Payment Date (as such term is defined in the Indenture) after such Cure Date to the Holders of record of such Notes at the close of business on the business day preceding such Due Date.

       (b) The Company shall notify the Trustee of the occurrence of any Illiquidity Event promptly (and in any case within three business days thereof).

       SECTION 5.    Hold-Back Agreements.

       (a) Restrictions on Sale by Holders of Registrable Notes. Each Holder of Registrable Notes whose Registrable Notes are covered by a Registration Statement agrees not to effect any public sale or distribution of Registrable Notes, including pursuant to Rule 144, during the period beginning 10 days prior to, and ending 90 days after, the closing date of any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 in which such Holder is participating, to the extent timely requested in writing by the Managing Underwriters of such offering (except as part of such offering).

       The foregoing provisions shall not apply to any Holder of Registrable Notes if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3, not to effect any public sale or distribution of Registrable Notes (except as part of such underwritten offering) during the period commencing on the closing date of such underwritten offering and ending 90 days thereafter, unless it has provided 45 days prior written notice of such sale or distribution to the Company and the Managing Underwriters.

       (b) Restrictions on Sale by the Company. The Company agrees (i) that it shall not effect any public or private sale or distribution of its debt securities, including a sale pursuant to Regulation D under the Securities Act, during the period beginning 10 days prior to, and ending 90 days after, the closing date of any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3, to the extent timely requested in writing by the Managing Underwriters (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form to such Form) and (ii) to cause each holder of privately placed debt securities of the Company issued at any time on or after the date of this Agreement (other than the Holders of Registrable Notes) to agree on or before the date such securities are issued (unless prevented by applicable statute or regulation) not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such registration, if permitted).

       SECTION 6. Registration Procedures. In connection with the registration of any Registrable Notes or Exchange Notes pursuant to Section 2 or 3 hereof, the Company shall use its best efforts to effect such registration to permit the sale of such Registrable Notes or Exchange Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as expeditiously as possible:

       (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective for the applicable period as provided herein; provided, however, that (i) the Company shall afford any Restricted Person which is a Holder of Registrable Notes or Exchange Notes and its Special Counsel an opportunity to review copies of all such documents proposed to be filed and
(ii) if such filing is pursuant to Section 3, before filing any Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated therein by reference after the initial filing of the Registration Statement), the Company shall afford the Holders of the Registrable Notes covered by such Registration Statement, their Special Counsel and the Managing Underwriters, if any, an opportunity to review copies of all such documents proposed to be filed. The Company shall not file any Registration Statement or related Prospectus, and any amendments or supplements thereto (including such documents incorporated by reference), if any such Restricted Person (in the event resales of such Restricted Person's Exchange Notes are covered by such Registration Statement), the Holders of a majority in aggregate principal amount of the Notes covered by such Registration Statement, their Special Counsel, or the Managing Underwriters, if any, shall reasonably object, in writing, on a timely basis and such objection shall not be resolved on a basis reasonably satisfactory to all such parties.

       (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration as may be necessary to keep such Registration Statement continuously effective for the applicable period as provided herein; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented in accordance with the intended methods of disposition by the sellers of Registrable Notes covered thereby set forth therein.

       (c) If a Shelf Registration is filed pursuant to Section 3, notify the selling Holders of Registrable Notes, their Special Counsel and the Managing Underwriters, if any, promptly (but no later than five Business Days) after the Company becomes aware thereof, and confirm such notice in writing,
(i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or Prospectus or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes for offer of sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the existence of any fact known to the Company which results in such Registration Statement or related Prospectus or any document incorporated therein by reference containing any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (vii) if the Company reasonably determines that the filing of a post-effective amendment to such Registration Statement would be appropriate.

       (d) If a Shelf Registration is filed pursuant to Section 3, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes for sale in any jurisdiction and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

       (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the Managing Underwriters or a Holder of Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Managing Underwriters and the Holders of a majority in aggregate principal amount of the Registrable Notes being sold reasonably agree should be included therein relating to the sale of the Registrable Notes, including, without limitation, information with respect to the aggregate principal amount of Registrable Notes being sold to the underwriters of such offering, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Notes to be sold in such offering and (ii) make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

       (f) If a Shelf Registration is filed pursuant to Section 3, furnish to each selling Holder of Registrable Notes who so requests and to Special Counsel and each Managing Underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference).

       (g) If a Shelf Registration is filed pursuant to Section 3, deliver to each selling Holder of Registrable Notes, Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, subject to the last paragraph of this Section 6, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes and the underwriters, if any, in connection with the offering and sale of the Registrable Notes covered by such Prospectus and any amendment or supplement thereto.

       (h) Prior to any public offering of Registrable Notes, register or qualify, and cooperate with the selling Holders of Registrable Notes, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Notes for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any selling Holder or the Managing Underwriters reasonably request in writing (provided; that where Registrable Notes are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform blue sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(h)); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Notes covered by the applicable Registration Statement.

       (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the Managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Notes to be in such denominations and registered in such names as the Managing Underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Notes in a firm commitment underwritten public offering, or at least 10 business days prior to any other such sale.

       (j) Cause the Registrable Notes covered by the Registration Statement or the Exchange Notes, as the case may be, to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such

Registrable Notes or to enable the Holders thereof to consummate the Registered Exchange Offer.

       (k) If a Shelf Registration is filed pursuant to Section 3, upon the occurrence of any event contemplated by Section 6(c), prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any documents incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

       (l) Use its best efforts to cause the Registrable Notes covered by the Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the Managing Underwriters, if any.

       (m) Prior to the effective date of the first Registration Statement relating to the Notes which are Registrable Notes or the Exchange Notes, as the case may be, (i) provide the Trustee with printed certificates for such Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for such Notes.

       (n) Use its best efforts to cause all Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, to be
(i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or (ii) authorized to be quoted on NASDAQ or the National Market System of NASDAQ if similar securities of the Company are so authorized, in each case, if requested by the Holders of a majority in aggregate principal amount of the Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the Managing Underwriters, if any. It is understood by the parties hereto that the 11 1/2% Senior Secured Notes due 2002 of the Company are not "similar securities" for purposes of the preceding sentence.

       (o) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration involves an underwritten offering, (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Note Purchase Agreement; (ii) obtain opinions of counsel to the Company and updates thereof (which opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Notes being sold) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Registrable Notes and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 8 (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of the Notes covered by such Registration Statement and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 8; and (v) deliver such documents and certificates as may be requested by the Holders of a majority in aggregate principal amount of the Notes being sold and the Managing Underwriters, if any, to evidence compliance with Section 6(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in this
Section 6(o) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto, (B) each closing under any underwriting or similar agreement as and to the extent required thereunder and
(C) from time to time as may be reasonably requested by any selling Holder in connection with the disposition of Registrable Notes pursuant to such Registration Statement, provided, in the case of actions taken pursuant to clause (C), such actions are taken at the requesting Holder's sole expense.

       (p) If a Shelf Registration is filed pursuant to Section 3, make available for inspection by a representative of the Holders of a majority in aggregate principal amount of the Notes being sold, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "Inspectors"), during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Inspector (other than as to Holders of Registrable Notes) and by any Holders of Registrable Notes receiving such information, unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information is necessary to avoid or correct a misstatement or omission of a material fact in the Registration Statement, Prospectus or any supplement or post-effective amendment thereto or disclosure is otherwise required by law,
(iii) such information becomes generally available to the public other than as a result of a disclosure by such Inspector in violation of this Section 6(p) or (iv) such party rightfully receives the information from any third party without an accompanying obligation of confidentiality, the information is already in such party's possession without an accompanying obligation of confidentiality or the information is approved for release by the Company in writing.

       (q) Provide a Trustee for the Registrable Notes or the Exchange Notes, as the case may be, and use its best efforts to cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the Effective Date; and in connection therewith, cooperate with the Trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

       (r) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the beginning of the first fiscal quarter of the Company following that in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

       (s) Cooperate with and assist each selling Holder of Registrable Notes and each underwriter participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter, including any "qualified independent underwriter" that is required to be retained in connection with the rules and regulations of the NASD.

       For purposes of the covenants set forth in this Section 6, references to a Shelf Registration, including a Shelf Registration filed pursuant to Section 3, shall be deemed to include any Registration Statement, filed pursuant to
Section 2, which covers resales of Exchange Notes held by Restricted Persons as provided in Section 2, and, in connection with such resales, such Restricted Persons shall be entitled to exercise all rights, receive all notices and copies of documents, and otherwise receive all benefits afforded to sellers or Holders of Registrable Notes under this Section 6 in connection with a Shelf Registration. Without limiting the generality of the foregoing, the Company agrees to fulfill its obligations set forth in Sections 6(a), (b), (c), (d),
(e), (f), (g), (i), (k), (o) and (p) with respect to any such Registration Statement filed pursuant to Section 2 insofar as it covers such resales.

       The Company may require each Holder of Registrable Notes as to which any registration is being effected to furnish to the Company (i) such information regarding the distribution of such Registrable Notes as the Company may, from time to time, reasonably request in writing and which is required by the Securities Act to be included in the Registration Statement and (ii) such other information as the Company may from time to time, reasonably request in writing, which is required by the Securities Act to be included in the Registration Statement and which is in the sole possession of such Holder.

       Each Holder of Registrable Notes agrees by acquisition of such Registrable Notes that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v) or 6(c)(vi), such Holder shall forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be reused, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, the length of the Effectiveness Period or the 180-day period referred to in Section 2(a)(iii)(B), as applicable, shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (y) the Advice.

       SECTION 7.    Registration Expenses.

       (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Registered Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees and expenses with respect to filings required to be made with the NASD in connection with the Registration Statement, including, if applicable, the fees and expenses of any "qualified independent underwriter" or other independent appraiser (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD and legal fees and expenses in connection with any such filings and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the Holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 6(h), in the case of Registrable Notes)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Managing Underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Notes covered by any Registration Statement or by any Restricted Person which is a

Holder of Registrable Notes or Exchange Notes), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and of Special Counsel for the sellers of Registrable Notes (subject to the provisions of Section 7(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 6(o) (iii) (including, without limitation, expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) fees and disbursement of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Notes or legal expenses of any Person other than the Company and the selling Holders), (vii) rating agency fees,
(viii) Securities Act liability insurance, if the Company desires such insurance, (ix) fees and expenses of all other Persons, including special experts, retained by the Company, (x) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (xi) the expense of any annual audit of the Company's financial statements by the Company's independent auditors and (xii) the fees and expenses incurred in connection with the listing of the Registrable Notes or Exchange Notes on any securities exchange or quotation system.

       (b) In connection with any Registration Statement hereunder, the Company shall reimburse the Holders of the Registrable Notes being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of the majority in aggregate principal amount of Notes being registered.

       SECTION 8.    Indemnification.

       (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless each Holder of Registrable Notes, the officers, directors, agents, advisers, counsel and employees of each of them and each Person who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person being sometimes hereinafter referred to as an "Indemnified Holder") from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of investigation) (collectively, "Losses"), as incurred, arising out of, resulting from or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of, resulting from or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of, results from or are based upon information furnished in writing to the Company by such Indemnified Holder or the related Holder of a Registrable Note expressly for use therein; provided, however, that the Company shall not be liable to any Indemnified Holder to the extent that any such Losses arise out of, result from or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Indemnified Holder or the related Holder of a Registrable Note failed to send or deliver a copy of the Prospectus, including any amendments or supplements thereto, with or prior to the delivery of written confirmation of the sale by such Indemnified Holder or the related Holder of a Registrable Note to the person asserting the claim from which such Losses arise in any case where such delivery is required by the Securities Act, (ii) the Prospectus, including any amendments or supplements thereto, would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission and (iii) the Company has complied with its obligations under Sections 6(c), 6(g) and 6(k) prior to such delivery of confirmation; provided further, that the Company shall not be liable in any such case to the extent that any such Losses arise out of, result from or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus, (B) such Indemnified Holder or the related Holder of a Registrable Note thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Note to the Person asserting the claim from which such Losses arise in any case where such delivery is required by the Securities Act, and (C) the Company has complied with its obligations under Sections 6(c), 6(g) and 6(k) prior to such sale. The Company shall also indemnify underwriters (including any Holder of Registrable Notes in respect of resales of Exchange Notes covered by the Registration Statement for the Registered Exchange Offer), selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as provided above with respect to the indemnification of the Holders of Registrable Notes.

       (b) Indemnification by Holder of Registrable Notes. Each Holder of Registrable Notes agrees severally to indemnify and hold harmless the Company, its officers, directors, agents, counsel and employees and each Person who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against all Losses arising out of, resulting from or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of, resulting from or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information relating to such Holder furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus and that such information was used by the Company in preparation of such Registration Statement or Prospectus or such amendment or supplement thereto or such preliminary prospectus. In no event shall the liability of any selling Holder of Registrable Notes hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Notes giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement or any amendment or supplement thereto or any preliminary prospectus.

       (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation or inquiry) (a "Proceeding") shall be brought or asserted against any Person who is entitled to indemnity hereunder ("indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (each an "indemnifying party") of the commencement of such Proceeding if a claim in respect thereof is to be made hereunder; provided, however, that the failure so to notify an indemnifying party shall not relieve such indemnifying party from any obligation or liability except to the extent that such indemnifying party has been materially prejudiced by such failure. The indemnifying party or parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at such indemnifying party's or parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party or parties agree to pay such fees and expenses; or (2) the indemnifying party or parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) the indemnified party or parties shall have been advised in writing by counsel, in its reasonable judgment, that there is reasonably likely to be a conflict between the positions of the indemnifying party or parties and such indemnified party or parties in conducting the defense of such Proceeding or that there are reasonably likely to be one or more legal defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying party or parties (in which case, if such indemnified party or parties notify the indemnifying party or parties in writing that it or they elect to employ separate counsel at the expense of the indemnifying party or parties, the indemnifying party or parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party or parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying party or parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expense of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties and any other indemnified party or parties, which firm shall be designated in writing by such indemnified parties). No indemnifying party shall be liable for any settlement of any Proceeding made without its written consent (but such consent shall not be unreasonably withheld); provided that, if such Proceeding is settled with its written consent or if there shall be a final judgment for the claimant or plaintiff in such Proceeding, such indemnifying party shall indemnify and hold harmless the indemnified party or parties from and against any Losses by reason of such settlement or judgment for which the indemnified party or parties would be entitled to indemnification hereunder. No indemnifying party shall, without the consent of an indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to such indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

       (d) Contribution. If the indemnification provided for in the foregoing provisions of this Section 8 is unavailable to an indemnified party (for any reason other than by reason of the exceptions set forth in those provisions) or is insufficient to hold such indemnified party harmless for any Losses in respect of which the foregoing provisions of this Section 8 would otherwise apply by their terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been taken, or relates to information supplied by or on behalf of such indemnifying party, on the one hand, or by or on behalf of such indemnified party, on the other hand, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees and expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees and expense if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), no Indemnified Holder shall be required to contribute any amount which, when added to the amounts contributed by any related Indemnified Holders, is in excess of the amount by which the total price at which the Registrable Notes sold by such Indemnified Holder (or related selling Holder of Registrable Notes) and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnified Holder and related Indemnified Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and for which they have not been reimbursed by the

Company. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

       SECTION 9. Rules 144 and 144A. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, the Company shall (i) upon the request of any Holder of Registrable Notes made after 21 months from the Closing Date (or at such earlier date as is necessary to enable Holders to sell Registrable Notes under Rule 144) make publicly available such information as is necessary to enable Holders to sell Registrable Notes pursuant to Rule 144 and (ii) deliver such information to a prospective purchaser as is necessary to enable Holders to sell Registrable Notes pursuant to Rule 144A), and the Company shall take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder or Registrable Notes or the Trustee, the Company shall deliver to such Holder or the Trustee, as the case may be, a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

       SECTION 10. Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Notes in any Person otherwise than as set forth herein.

       SECTION 11.    Miscellaneous.

       (a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder of Registrable Notes, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

       (b) No Inconsistent Agreements. The Company has not, as of the date hereof, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Notes herein or otherwise conflicts with the provisions hereof.

       (c) Adjustments Affecting Registrable Notes. The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class (i) which would adversely affect the ability of the Holders of Registrable Notes in a registration undertaken pursuant to this Agreement or
(ii) that would adversely affect the marketability of such Registrable Notes in any such registration.

       (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Notes, provided that, with respect to any matter that directly or indirectly affects the rights of any Restricted Person hereunder, the Company shall obtain the written consent of each such Restricted Person against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except for the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

       (e) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing and delivered by hand delivery, registered first-class mail, next-day air courier or telecopier:

              (i) if to a Holder of Registrable Notes, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(e), which address initially is, with respect to each Purchaser, the address set forth on its respective signature page attached hereto, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Robert L. Nutt, Esq.; and

              (ii) if to the Company, initially to TransTexas Gas Corporation, 1300 East Northbelt, Houston, Texas 77032, Attention: Ed Donahue, Vice President and Chief Financial Officer, with a copy to Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, 1601 Elm, Suite 3000, Dallas, Texas 75201, Attention: C. Robert Butterfield, Esq.

       All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered for a next-day delivery; and when receipt is acknowledged by the addressee, if telecopied.

       Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

       (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

       (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE SUPREME COURT OF NEW YORK, NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY MANNER

PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

       (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

       (k) Entire Agreement. This Agreement, together with the Note Purchase Agreement and Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than these set forth or referred to herein and therein. This Agreement, together with the Note Purchase Agreement and the Indenture, supersedes all prior agreements and understandings between the parties thereto with respect to such subject matter.

       (l) Notes Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Notes is required hereunder, Registrable Notes held by the Company, its Affiliates (other than the Purchasers or subsequent Holders of Registrable Notes if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Notes) shall not be counted in determining whether such approval was given by the Holders of such required percentage.

       (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    TRANSTEXAS GAS CORPORATION


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                         Registration Rights Agreement